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                                                                       Exhibit 5

                                                         HUNTON & WILLIAMS
                                                         FILE NO: 23390.19

August 20, 2002

Ethyl Corporation
330 South Fourth Street
Richmond, Virginia  23219

Re:  Savings Plan for the Employees of Ethyl Corporation

Ladies and Gentlemen:

We have acted as counsel to Ethyl Corporation (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about the date of this letter to register 2,000,000 shares of common stock, par value $1.00 per share (the "Shares"), of the Company, which may from time to time be offered and sold by the Company in connection with the Savings Plan for the Employees of Ethyl Corporation (the "Plan"), as referenced in the Registration Statement.

We are familiar with the Registration Statement and the Exhibits thereto. We have also examined originals or copies, certified or otherwise, of such other documents, evidence of corporate action and instruments, as we have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact relevant to this opinion, we have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations we have assumed the genuineness of all signatures, the authority to sign and the authenticity of all documents submitted to us as originals. We have also assumed the conformity to the original of all documents submitted to us as copies. We do not purport to express an opinion as to the laws of any state other than the Commonwealth of Virginia.

Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. The issuance of the Shares has been duly authorized and, when issued pursuant to and in accordance with the Plan, the Shares will be legally issued, fully paid and nonassessable.

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Ethyl Corporation
August 20, 2002
Page 2

We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Hunton & Williams

Hunton & Williams